Exhibit 99.1

Demand Media Reports Second Quarter 2011 Financial Results

•                  Revenue Increases 32% and Revenue ex-TAC1 Grows 34% Year-over-Year

•                  Cash Flow from Operations up 76% Year-over-Year

•                  Adjusted OIBDA1 Increases 44% Year-over-Year

SANTA MONICA, CA – August 9, 2011 – Demand Media, Inc. (NYSE: DMD), a leading content and social media company, today reported financial results for the quarter ended June 30, 2011.

Q211 Financial Summary:

GAAP

•             Revenue increased 32% to $79.5 million, compared with $60.4 million in Q210.

•             Loss from operations of $(0.9) million compared with a loss from operations of $(1.0) million in Q210.

•             Net loss of $(2.4) million compared with a net loss of $(1.9) million in Q210.  Net loss per share of $(0.03) compared with $(0.75) in Q210.

•             Cash flow from operations grew 76% to $16.8 million, from $9.6 million in Q210.

Non-GAAP1

•             Revenue ex-TAC increased 34% to $76.6 million, from $57.3 million in Q210.

•             Adjusted OIBDA grew 44% to $20.5 million, or 26.8% of Revenue ex-TAC, compared with $14.3 million, or 24.9% of Revenue ex-TAC, in Q210.

•             Adjusted Net Income of $5.0 million increased 43% compared with $3.5 million in Q210.  Adjusted Net Income per share – diluted of $0.06, grew 50% compared with $0.04 in Q210.

•             Discretionary Free Cash Flow increased 147% to $11.1 million, compared with $4.5 million in Q210.

•             Free Cash Flow of $(4.8) million compared with ($6.5) million in Q210.

“We posted another strong quarter, driven by significant year-over-year growth in both our Content & Media and Registrar businesses as we continued to enhance our content library with new talent, video, and feature articles,” said Richard Rosenblatt, chairman and CEO of Demand Media.  “We plan to build on this momentum by expanding our brand advertising relationships and accelerating our content platform’s international and social media growth initiatives.”

1      Non-GAAP measures are described below and are reconciled to the corresponding GAAP measures in the accompanying tables.

Q211 Financial Highlights:

•             Content & Media Revenue increased 38% to $49.8 million, compared with $36.1 million in Q210.

•             Traffic acquisition costs (TAC), which represent the portion of Content & Media revenue shared with Demand Media partners, of $2.8 million, or 5.6% of Content & Media revenue, compared with $3.1 million, or 8.5% of Content & Media revenue, in Q210.

•             Content & Media Revenue ex-TAC grew 42% to $47.0 million, from $33.0 million in Q210.

•             Registrar Revenue increased 22% to $29.6 million, compared with $24.3 million in Q210.

•             Investment in Intangible Assets of $15.9 million increased 45% from $11.0 million in Q210.

“Year-over-year growth in our content library, audience and brand advertising revenue, combined with very strong Registrar performance drove our Q2 results,” said Demand Media’s President and CFO Charles Hilliard.  “We generated strong cash flow from operations, ending the quarter with over $100 million in cash, and plan to continue to invest further in quality content and other growth opportunities in a financially disciplined manner.”

Q211 Business Highlights and Recent Developments:

Advertising

•             Demand Media announced a significant multi-year media partnership with L’Oreal USA, representing one of L’Oreal USA’s largest digital marketing initiatives.

•             Brand advertising sales contributed to 18% year-over-year growth in owned & operated Content & Media RPMs in Q2.

•             In August 2011, the Company acquired IndieClick, expanding its brand advertising capabilities.  IndieClick helps advertisers reach the valuable 18-34 year old demographic through innovative ad formats – including rich media, video, mobile and social media – that are integrated onto carefully selected destinations.

•             Today the Company announced a three-year renewal and expansion of its ongoing advertising partnership with Google.

Publishing

•            In June 2011, the Company launched Rachael Ray and Buddies on the eHow Food channel.

•            During Q2, Demand Media captured the second largest YouTube partner audience of unique users worldwide, according to comScore, Inc.

•            In July 2011, Demand Media acquired a Latin American content team adding Spanish language capabilities and supporting the beta version launch of eHow Español in August 2011.

Social

•                  In August 2011, the Company expanded its social content capabilities through the acquisition of RSS Graffiti. During July 2011, over 600,000 brands, online publishers and individuals shared more than 60 million pieces of content with their friends and fans using the RSS Graffiti application.

Registrar

•                  ICANN recently approved the issuance of new generic top-level domains (gTLDs).  As the world’s second largest Internet domain registrar, the Company’s Registrar business is expanding its technology platform to distribute new gTLDs when they are launched.

Debt Financing

•                  In August 2011, the Company replaced its existing $100 million credit facility with a new, five-year $105 million credit facility led by Silicon Valley Bank and U.S. Bank, N.A.

Operating Metrics:

	Three months ended June 30,			Six months ended June 30,
	2010	2011	% Change	2010	2011	% Change
Content & Media Metrics:
Owned and operated
Page views(1) (in millions)	1,994	2,573	29%	3,948	5,155	31%
RPM(2)	$12.89	$15.19	18%	$11.81	$15.45	31%

Network of customer websites
Page views(1) (in millions)	3,153	3,688	17%	5,799	7,454	29%
RPM(2)	$3.30	$2.91	(12)%	$3.39	$2.96	(13)%
RPM ex-TAC(3)	$2.32	$2.15	(7)%	$2.40	$2.15	(10)%

Registrar Metrics:
End of Period # of Domains(4) (in millions)	10.1	11.9	18%	10.1	11.9	18%
Average Revenue per Domain(5)	$10.00	$10.17	2%	$9.96	$10.03	1%

(1)         Page views represent the total number of web pages viewed across our owned and operated websites and/or our network of customer websites.  During the quarter ended June 30, 2011, owned and operated page views were positively impacted by a product change associated with certain page features, including the presentation of picture slide shows, which did not impact advertising impressions.  Excluding the impact of such change, during the quarter and six months ended June 30, 2011, page views would have increased approximately 21% and 28%, respectively, compared to the corresponding prior-year periods.

(2)         RPM is defined as Content & Media revenue per one thousand page views.  During the quarter ended June 30, 2011, owned and operated RPMs were negatively impacted by a product change associated with certain page features, including the presentation of picture slide shows, which did not impact advertising impressions.  Excluding the impact of such change, during the quarter and six months ended June 30, 2011, RPMs would have increased approximately 26% and 33%, respectively, compared to the corresponding prior-year periods.

(3)         RPM ex-TAC is defined as Content & Media Revenue ex-TAC per one thousand page views.

(4)         Domain is defined as an individual domain name paid for by a third-party customer where the domain name is managed through our Registrar service offering.

(5)         Average revenue per domain is calculated by dividing Registrar revenue for a period by the average number of domains registered in that period.  Average revenue per domain for partial year periods is annualized.

Business Outlook

The following forward-looking information includes certain projections made by management as of the date of this press release. The Company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected.  The factors that may affect results include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission.

Below is the Company’s guidance for the quarter ending September 30, 2011, and fiscal year ending December 31, 2011.

(In millions)	Third Quarter(2) 2011	Fiscal Year(2) 2011

Revenue	$78.5 - $82.5	$321.5 - $329.5
TAC (traffic acquisition costs)	$3.5	$13.5
Revenue ex-TAC	$75.0 - $79.0	$308.0 - $316.0

Income (loss) from operations	($5.8) – ($4.3)	($10.1) – ($7.1)
Depreciation	$5.0	$21.0
Amortization of intangible assets	$11.0	$41.5
Stock-based compensation	$7.0	$28.5
Acquisition and realignment costs(1)	$1.3	$2.1
Adjusted OIBDA	$18.5 - $20.0	$83.0 - $86.0

Weighted average diluted shares(3)	88.0 – 90.0	90.0 – 92.0

(1)         Acquisition and realignment costs include non-cash purchase accounting adjustments, acquisition-related legal and accounting professional fees and employee severance payments attributable to corporate realignment activities.  Management does not consider these expenses to be indicative of the Company’s core operating results.

(2)         The Company expects the combined effect of acquisitions, all of which were completed post June 30, 2011, to contribute approximately $3.0 million and $1.5 million of full-year 2011 revenue and revenue ex-TAC, respectively, with the majority of such effect occurring in the fourth quarter of 2011; to be negative to full year 2011 Income (loss) from operations and to be neutral to full year 2011 Adjusted OIBDA.

(3)         Weighted average diluted shares include the weighted average common stock and restricted stock for the periods presented and all dilutive common stock equivalents in each period.  Fiscal year 2011 amounts have been adjusted to reflect the revised capital structure following the Company’s initial public offering, which was completed on January 31, 2011, whereby the Company issued 5.2 million shares of common stock and converted certain warrants and all of its convertible preferred stock into 62.2 million shares of common stock as if those transactions were consummated on January 1, 2011.

Conference Call and Webcast Information

Demand Media will host a corresponding conference call and live webcast at 5:00 p.m. Eastern time today.  To access the conference call, dial 877.565.1268 (for domestic participants) or 937.999.3108 (for international participants). The conference ID is 82803485.  To participate on the live call, analysts and investors should dial-in at least 10-minutes prior to the commencement of the call.  A live webcast also will be available on the Investor Relations section of the Company’s corporate website at http://ir.demandmedia.com and via replay beginning approximately two hours after the completion of the call.  An audio replay of the call will also be available to investors beginning at approximately 6:00 p.m. Eastern on August 9, 2011 until 11:59 p.m. Eastern on August 11, 2011, by dialing 855.859.2056 (for the U.S. and Canada) or 404.537.3406 (for international callers) and entering passcode 82803485.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use certain non-GAAP financial measures described below.  The presentation of this additional financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation of Non-GAAP Measures to Unaudited Consolidated Statements of Operations” included at the end of this release.

The non-GAAP financial measures presented are the primary measures used by the Company’s management and board of directors to understand and evaluate its financial performance and operating trends, including period to period comparisons, to prepare and approve its annual budget and to develop short and long term operational plans.  Additionally, Adjusted OIBDA is the primary measure used by the compensation committee of the Company’s board of directors to establish the target for and fund its annual employee bonus pool.  We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) management frequently uses them in its discussions with investors, commercial bankers, securities analysts and other users of its financial statements.

Revenue ex-TAC is defined by the Company as GAAP revenue less traffic acquisition costs (TAC).  TAC comprises the portion of Content & Media GAAP revenue shared with the Company’s network customers.  Management believes that Revenue ex-TAC is a meaningful measure of operating performance because it is frequently used for internal managerial purposes and helps facilitate a more complete period-to-period understanding of factors and trends affecting the Company’s underlying revenue performance.

Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) is defined by the Company as operating income (loss) before depreciation, amortization, stock-based compensation, as well as the financial impact of acquisition and realignment costs, and any gains or losses on certain asset sales or dispositions.  Acquisition and realignment costs include such items, when applicable, as (1) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (2) legal, accounting and other professional fees directly attributable to acquisition activity, and (3) employee severance payments attributable to acquisition or corporate realignment activities.  Management does not consider these expenses to be indicative of the Company’s ongoing operating results or future outlook.

Management believes that this non-GAAP measure reflects the Company’s business in a manner that allows for meaningful period to period comparisons and analysis of trends.  In particular, the exclusion of certain expenses in calculating Adjusted OIBDA can provide a useful measure for period to period comparisons of the Company’s underlying recurring revenue and operating costs which is focused more closely on the current costs necessary to utilize previously acquired long-lived assets.  In addition, management believes that it can be useful to exclude certain non-cash charges because the amount of such expenses is the result of long-term investment decisions in previous periods rather than day-to-day operating decisions.  For example, due to the long-lived nature of a majority of its media content, the revenue generated by the Company’s content assets in a given period bears little relationship to the amount of its investment in content in that same period.  Accordingly, management believes that content acquisition costs represent a discretionary long-term capital investment decision undertaken at a point in time.  This investment decision is clearly distinguishable from other ongoing business activities, and its discretionary nature and long-term impact differentiate it from specific period transactions, decisions regarding day-to-day operations, and activities that would have an immediate impact on operating or financial performance if materially changed, deferred or terminated.

Adjusted Net Income is defined by the Company as net income (loss) before the effect of stock-based compensation, amortization of intangible assets acquired via business combinations and acquisition and realignment costs, and any gains or losses on certain asset sales or dispositions, and is calculated using the application of a normalized effective tax rate.   Acquisition and realignment costs include such items, when applicable, as (1) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (2) legal, accounting and other professional fees directly attributable to acquisition activity, and (3) employee severance payments attributable to acquisition or corporate realignment activities.  Management does not consider these expenses to be indicative of the Company’s ongoing operating results or future outlook.

Management believes that Adjusted Net Income and Adjusted Net Income per share provide investors with additional useful information to measure the Company’s underlying financial performance, particularly from period to period, because these measures are exclusive of certain non-cash expenses not directly related to the operation of its ongoing business (such as amortization of intangible assets acquired via business combinations, as well as certain other non-cash expenses such as purchase accounting adjustments and stock-based compensation) and include a normalized effective tax rate based on the Company’s statutory tax rate.

Discretionary Free Cash Flow is defined by the Company as net cash provided by operating activities, less capital expenditures to acquire property and equipment.  Free Cash Flow is defined by the Company as net cash provided by operating activities, less capital expenditures to acquire property and equipment and less investments in intangible assets.  Management believes that Discretionary Free Cash Flow and Free Cash Flow provide investors with additional useful information to measure operating liquidity because they reflect the Company’s operating cash flows after investing in capital assets and intangible assets.  These measures are used by management, and may also be useful for investors, to assess the Company’s ability to generate cash flow for a variety of strategic opportunities, including reinvestment in the business, potential acquisitions, payment of dividends and share repurchases.

The use of these non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows that affect the Company’s operations.  An additional limitation of these non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies may use the same or similarly-named measures but exclude different items or use different computations.  Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within its financial press releases. These non-GAAP financial measures should be considered in addition to, not as a substitute for, measures prepared in accordance with GAAP.  Further, these non-GAAP financial measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.  We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.  The accompanying tables have more details on the GAAP financial measures and the related reconciliations.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a content and social media company that serves consumers, advertisers, publishers and creative professionals with a diverse portfolio of properties, products and services. Through brands like eHow, LIVESTRONG.COM, Cracked and typeF, Demand Media informs and entertains one of the internet’s largest audiences every month, helps advertisers find innovative ways to engage with their customers and enables publishers to expand their online presence. Founded in 2006, Demand Media is headquartered in Santa Monica, CA with offices in Kirkland, WA; Austin, TX; Chicago, IL; New York, NY; and London, UK. For more information about Demand Media visit www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended.  These forward-looking statements involve risks and uncertainties regarding the Company’s future financial performance, and are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto.  Statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: changes in the methodologies of Internet search engines, including the recent algorithmic changes made by Google to its search results as well as possible future changes, and the impact such changes may have on page view growth and driving search related traffic to our owned and operated websites and the websites of our network customers; the inherent challenges of estimating the overall impact on page views and search driven traffic to our owned and operated websites based on the limited data available to us since the last algorithmic changes made by Google; our ability to compete with new or existing competitors; our ability to maintain or increase our advertising revenue; our ability to continue to drive and grow traffic to our owned and operated websites and the websites of our network customers; our ability to effectively monetize our portfolio of content; our dependence on material agreements with a specific business partner for a significant portion of our revenue; future internal rates of return on content investment and our decision to invest in different types of content in the future; our ability to attract and retain freelance content creators; the effects of changes in marketing expenditures or shifts in marketing expenditures; the effects of seasonality on traffic to our owned and operated websites and the websites of our network customers; changes in stock-based compensation; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles or other assets; changes in tax laws, our business or other factors that would impact anticipated tax benefits or expenses; our ability to successfully identify, consummate and integrate acquisitions, including integrating our recent acquisitions; our ability to retain key customers and key personnel; risks associated with litigation; the impact of governmental regulation; and the effects of discontinuing or discontinued business operations.  From time to time, we may consider acquisitions or divestitures that, if consummated, could be material.  Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods.  If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements.  More information about potential risk factors that could affect our operating and financial results are contained in our annual report on Form 10-K for the fiscal year ending December 31, 2010 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 1, 2011, and as such risk factors may be updated in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Furthermore, as discussed above, the Company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

# # #

(Tables Follow)

Contacts

Investor Contact:
Julie MacMedan
Demand Media
(310) 917-6485
Julie.MacMedan@demandmedia.com

Media Contact:
Wadooah Wali
Demand Media
(310) 917-6430
Wadooah@demandmedia.com

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011

Revenue	$60,355	$79,455	$114,002	$158,978
Operating expenses
Service costs (exclusive of amortization of intangible assets shown separately below) (1) (2)	31,571	37,869	61,735	75,523
Sales and marketing (1) (2)	5,645	9,286	10,396	18,869
Product development (1) (2)	6,482	9,642	12,514	18,893
General and administrative (1) (2)	9,462	13,787	17,440	30,811
Amortization of intangible assets	8,238	9,750	16,173	19,953
Total operating expenses	61,398	80,334	118,258	164,049
Income (loss) from operations	(1,043)	(879)	(4,256)	(5,071)
Other income (expense)
Interest income	3	5	11	47
Interest expense	(168)	(163)	(349)	(325)
Other income (expense), net	(109)	(2)	(128)	(259)
Total other expense	(274)	(160)	(466)	(537)
Income (loss) before income taxes	(1,317)	(1,039)	(4,722)	(5,608)
Income tax (expense)	(610)	(1,332)	(1,327)	(2,345)
Net income (loss)	$(1,927)	$(2,371)	$(6,049)	$(7,953)

(1) Stock-based compensation expense included in the line items above:
Service costs	$221	$347	$428	$584
Sales and marketing	504	1,136	968	2,036
Product development	437	1,130	775	2,246
General and administrative	1,367	2,807	2,600	9,481
Total stock-based compensation expense	$2,529	$5,420	$4,771	$14,347

(2) Depreciation included in the line items above:
Service costs	$3,483	$4,149	$6,826	$8,193
Sales and marketing	41	115	82	187
Product development	318	438	659	759
General and administrative	516	878	921	1,450
Total depreciation	$4,358	$5,580	$8,488	$10,589

Earnings (loss) per common share:

Net income (loss)	$(1,927)	$(2,371)	$(6,049)	$(7,953)
Cumulative preferred stock dividends (3)	(8,243)	—	(16,206)	(2,477)
Net loss attributable to common stockholders	$(10,170)	$(2,371)	$(22,255)	$(10,430)

Basic and diluted net loss per share	$(0.75)	$(0.03)	$(1.69)	$(0.14)

Weighted average number of shares	13,482	83,088	13,174	73,477

(3)         As a result of the Company’s initial public offering which was completed on January 31, 2011, all shares of the Company’s preferred stock were converted to common stock.

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2010	June 30, 2011
Current assets
Cash and cash equivalents	$32,338	$103,602
Accounts receivable, net	26,843	30,456
Prepaid expenses and other current assets	7,360	7,008
Deferred registration costs	44,213	47,504
Total current assets	110,754	188,570

Property and equipment, net	34,975	35,134
Intangible assets, net	102,114	114,848
Goodwill	224,920	227,849
Deferred registration costs	8,037	8,806
Other long-term assets	7,667	3,841
Total assets	$488,467	$579,048

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$8,330	$7,787
Accrued expenses and other current liabilities	29,570	27,124
Deferred tax liabilities	15,248	17,791
Deferred revenue	61,832	67,125
Total current liabilities	114,980	119,827
Deferred revenue	14,106	14,306
Other liabilities	1,043	976
Total liabilities	130,129	135,109

Convertible preferred stock
Total convertible preferred stock	373,754	—
Stockholders’ equity (deficit)
Common stock and additional paid-in capital	36,723	504,039
Accumulated other comprehensive income	108	100
Accumulated deficit	(52,247)	(60,200)
Total stockholders’ equity (deficit)	(15,416)	443,939
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$488,467	$579,048

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011

Cash flows from operating activities:
Net income (loss)	$(1,927)	$(2,371)	$(6,049)	$(7,953)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,596	15,330	24,661	30,542
Stock-based compensation	2,434	5,426	4,578	14,262
Other	719	1,214	1,281	2,069
Net change in operating assets and liabilities, net of effect of acquisitions	(4,267)	(2,751)	(49)	(2,852)
Net cash provided by operating activities	9,555	16,848	24,422	36,068

Cash flows from investing activities:
Purchases of property and equipment	(5,066)	(5,746)	(9,502)	(10,830)
Purchases of intangibles	(10,973)	(15,858)	(21,141)	(30,062)
Proceeds from maturities and sales of marketable securities, net	1,475	—	2,300	—
Cash paid for acquisitions	—	—	—	(3,839)

Net cash used in investing activities	(14,564)	(21,604)	(28,343)	(44,731)

Cash flows from financing activities:
Proceeds (payment) of debt, net	—	—	(10,000)	—
Proceeds from issuance of common stock, net	189	(250)	714	78,625
Proceeds from exercises of stock options	—	674	—	1,525
Other	(638)	(106)	(781)	(215)
Net cash provided by (used in) financing activities	(449)	318	(10,067)	79,935

Effect of foreign currency on cash and cash equivalents	(15)	(16)	(59)	(8)

Change in cash and cash equivalents	(5,473)	(4,454)	(14,047)	71,264
Cash and cash equivalents, beginning of period	39,034	108,056	47,608	32,338

Cash and cash equivalents, end of period	$33,561	$103,602	$33,561	$103,602

Demand Media, Inc. and Subsidiaries
Reconciliations of Non-GAAP Measures to Unaudited Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011
Revenue ex-TAC:
Content & Media revenue	$36,093	$49,822	$66,291	$101,674
Less: traffic acquisition costs (TAC)	(3,063)	(2,813)	(5,757)	(6,003)
Content & Media Revenue ex-TAC	33,030	47,007	60,534	95,671
Registrar revenue	24,262	29,633	47,711	57,304

Total Revenue ex-TAC	$57,292	$76,642	$108,245	$152,975

Adjusted OIBDA:
Income (loss) from operations	$(1,043)	$(879)	$(4,256)	$(5,071)
Depreciation	4,358	5,580	8,488	10,589
Amortization of intangible assets	8,238	9,750	16,173	19,953
Stock-based compensation	2,529	5,420	4,771	14,347
Acquisition and realignment costs(1)	209	638	425	771

Adjusted OIBDA	$14,291	$20,509	$25,601	$40,589

Discretionary and Total Free Cash Flow:
Net cash provided by operating activities	$9,555	$16,848	$24,422	$36,068
Purchases of property and equipment	(5,066)	(5,746)	(9,502)	(10,830)

Discretionary Free Cash Flow	4,489	11,102	14,920	25,238

Purchases of intangible assets	(10,973)	(15,858)	(21,141)	(30,062)

Free Cash Flow	$(6,484)	$(4,756)	$(6,221)	$(4,824)

Adjusted Net Income:
GAAP net income (loss)	$(1,927)	$(2,371)	$(6,049)	$(7,953)
(a) Stock-based compensation	2,529	5,420	4,771	14,347
(b) Amortization of intangible assets – M&A	4,269	3,097	8,938	6,831
(c) Acquisition and realignment costs(1)	209	638	425	771
(d) Income tax effect of items (a) - (c) & application of 38% statutory tax rate to pre-tax income	(1,552)	(1,752)	(2,250)	(3,865)

Adjusted Net Income	$3,528	$5,032	$5,835	$10,131

Non-GAAP Adjusted Net Income per share - diluted	$0.04	$0.06	$0.07	$0.11

Shares used to calculate non-GAAP Adjusted Net Income per share – diluted (2)	85,676	88,691	85,268	89,258

(1)         Acquisition and realignment costs include non-cash purchase accounting adjustments, acquisition-related legal and accounting professional fees and employee severance payments attributable to corporate realignment activities.  Management does not consider these costs to be indicative of the Company’s core operating results.

(2)         Shares used to calculate non-GAAP Adjusted Net Income per share - diluted include the weighted average common stock and restricted stock for the periods presented and all dilutive common stock equivalent at each period.  Amounts have been adjusted in all periods to reflect the revised capital structure following the Company’s initial public offering which was completed on January 31, 2011, whereby the Company issued 5,175 shares of common stock and converted certain warrants and all of the convertible preferred stock into 62,155 shares of common stock as if those transactions were consummated on January 1, 2010.

Demand Media, Inc. and Subsidiaries
Unaudited GAAP Revenue, by Revenue Source
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011
Content & Media:

Owned and operated websites	$25,703	$39,095	$46,636	$79,619

Network of customer websites	10,390	10,727	19,655	22,055

Total revenue – Content & Media	36,093	49,822	66,291	101,674

Registrar	24,262	29,633	47,711	57,304

Total revenue	$60,355	$79,455	$114,002	$158,978

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011
Content & Media:

Owned and operated websites	43%	49%	41%	50%

Network of customer websites	17%	14%	17%	14%

Total revenue – Content & Media	60%	63%	58%	64%

Registrar	40%	37%	42%	36%

Total revenue	100%	100%	100%	100%